UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 13, 2023

BGC Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35591	86-3748217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices) (Zip Code)

(212) 610-2200

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	BGC	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2023, Sean Windeatt, the Chief Operating Officer of the BGC Group, Inc. (the “Company”) and BGC Services (Holdings) LLP (the “U.K. Partnership”) executed a Deed of Amendment (the “2023 Deed of Amendment”), which amends the Deed of Adherence, dated January 22, 2014, between Mr. Windeatt and the U.K. Partnership and the Deed of Amendment, dated November 5, 2020, between Mr. Windeatt and the U.K. Partnership (as amended, the “Deed”).

Under the 2023 Deed of Amendment, Mr. Windeatt’s membership in the U.K. Partnership was extended from a minimum initial period of up to and including September 30, 2025 to December 31, 2028 (the “Initial Period”). In addition, under the 2023 Deed of Amendment, commencing January 1, 2027, either party may terminate the Deed by giving written notice to the other party at least 24 months prior to the expiration of the Initial Period. Mr. Windeatt’s membership, unless terminated earlier in accordance with the terms of the Deed, will continue following December 31, 2028 on the same terms and conditions set forth in the Deed until written notice to terminate is provided and the 24-month notice period expires.

Pursuant to the 2023 Deed of Amendment and as previously disclosed by the Company, Mr. Windeatt is also entitled to an increase in drawings from an aggregate amount of £600,000/approximately $779,340 per year (£50,000/approximately $64,945 per month) to an aggregate amount of £700,000/approximately $909,230 per year (£58,333/approximately $75,770 per month) effective January 1, 2023, which shall be reviewed by the Compensation Committee of the Company annually.

All other terms and conditions of Mr. Windeatt’s membership in the U.K. Partnership are unaffected by the 2023 Deed of Amendment.

The foregoing description of the 2023 Deed of Amendment and the Deed does not purport to be complete and is qualified in its entirety by reference to the full text of the 2023 Deed of Amendment, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Additionally, on July 10, 2023, in connection with the approval of the 2023 Deed of Amendment by the Compensation Committee of the Company, the Committee approved accelerating the vesting of 720,509 of the Company’s restricted stock units (“RSUs”) held by Mr. Windeatt (calculated based upon the closing price of the Company’s Class A common stock on July 10, 2023 which was $4.45) and the vesting of $780,333 of the RSU Tax Account held by Mr. Windeatt. Such RSUs and RSU Tax Account amount vested on July 12, 2023, and the total value of this transaction was approximately $3,986,600.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Deed of Amendment, dated July 12, 2023, to the Amended and Restated Deed of Adherence, between Sean A. Windeatt and BGC Services (Holdings) LLP

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BGC GROUP, INC.

Date: July 13, 2023	By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chairman of the Board and Chief Executive Officer

(Signature Page to Form 8-K dated July 13, 2023 relating to Sean Windeatt Deed of Amendment]